PART II – OFFERING CIRCULAR

Digital 24, Inc.

Corporate:

Digital 24, Inc.

1205 North Jacks Lake Road

Clermont, Florida 34711

 Phone: (352) 394-6761

http://www.Digital24.com

Best Efforts Offering of ONE HUNDRED THOUSAND 7% Convertible Preferred Stock Shares

Offering Price per 7% Convertible Preferred Stock Unit:  $100.00 (USD)

Minimum Offering: THIRTY THOUSAND 7% Convertible Preferred Stock Shares

Maximum Offering: ONE HUNDRED THOUSAND 7% Convertible Preferred Stock Shares

Interest is Calculated and Accrues Daily.  All Interest is Paid at Maturity / Conversion

DIVIDEND POLICY: Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of 100,000 7% Convertible Preferred Stock Shares are being offered to the public at $100 per 7% Convertible Preferred Stock Unit. The minimum number of 7% Convertible Preferred Stock Shares that must be sold prior to the Company having access to the Investment Proceeds is THIRTY THOUSAND. A maximum of $10,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of ONE HUNDRED THOUSAND 7% Convertible Preferred Stock Shares, (2) One Year from the date that this Offering is Qualified by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary of this Offering being Qualified by the United States Securities and Exchange Commission as so determined by the Company’s Management (the “Offering Period”).

DATED: September 1st, 2016

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THE COMPANY HAS NOT MADE ANY ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW, TRUST OR SIMILAR ACCOUNT. ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAIN THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THERE IS, AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

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TABLE OF CONTENTS:

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ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$100.00	$0.00	$100.00
Total Minimum	30,000	$3,000,000	$0.00	$3,000,000
Total Maximum	100,000	$10,000,000.00	$0.00	$10,000,000.00

1)

The Company is offering a maximum of 100,000 7% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $75,000 USD. Any costs above $75,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

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THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.   THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an emerging growth company, the Company may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•

An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•

An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities and Exchange Commission (“SEC”) determines otherwise; and

•

Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “emerging growth company” upon the earlies of (i) when the Company has $1.0 Billion or more in annual revenues, (ii) when the Company has at least $700 Million in market value of the Company’s Common Units held by non-affiliates, (iii) when the Company issues more than $1.0 Billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

Our Ability to Succeed Depends on our Ability to Grow our Business and Achieve Profitability

The introduction of new products, and expansion of our “Secure Key Digital Storage Device” sales channels will contribute significantly to the Company’s operational results, and the Company will continue to develop new and innovative ways to manufacture and distribute its products, and expand its distribution in order to maintain growth, and to achieve profitability. The Company’s future operational success and profitability will depend on a number of factors, including, but not limited to:

•

The Company’s ability to manage costs;

•

The increasing level of competition in the Digital Storage Industry;

•

The Company’s ability to continuously offer new and improved products;

•

The Company’s ability to maintain sufficient production capacity for its products;

•

The Company’s ability to maintain efficient, timely and cost-effective production and delivery of our products;

•

The efficiency and effectiveness of the Company’s sales and marketing efforts in building product and brand awareness;

•

The Company’s ability to identify and respond successfully to emerging trends in the Digital Storage Industry;

•

The level of consumer acceptance of the Company’s products;

•

Regulatory compliance costs; and

•

General economic conditions and consumer confidence.

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The Company may not be successful in executing its growth strategy, and even if the Company achieves targeted growth, the Company may not be able to sustain profitability. Failure to successfully execute any material part of the Company’s growth strategy would significantly impair the Company’s future growth and the Company’s ability to attract and sustain investments in its business.

If the Company Fails to Promote and Maintain its Brand in the Market, the Company’s Business, Operating Results, Financial Condition, and its Ability to Attract Customers will be Materially Adversely Affected

The Company’s success depends on its ability to create and maintain brand awareness for its product offerings. This may require a significant amount of capital to allow the Company to market its products and establish brand recognition and customer loyalty. Many of the Company’s competitors in this market are larger than the Company and may have substantially greater financial resources. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. The Company can offer no assurances that it will be successful in establishing awareness of the Company’s brand, allowing the Company to compete in this market. The importance of brand recognition will continue to increase because of low barriers of entry to the industries in which the Company operates may result in an increased number of direct competitors. To promote the Company’s brands, the Company may be required to continue to increase its financial commitment to creating and maintaining brand awareness. The Company may not generate a corresponding increase in revenue to justify these costs.

The Company’s Industry is Highly Competitive

The markets for the Company’s products is highly competitive. The Company seeks to distinguish itself from other suppliers of Digital Storage products and services, and to sustain its profitability through a business strategy focused on increasing sales through existing supply channels, selectively expanding its products distribution and sales network, increasing sales through newly formed partnerships (traditional and non-traditional), developing innovative new products, and driving operational excellence by reducing costs and increasing customer service levels. The Company believes that competition in the industry is based on price, product quality, customer service and product features. Sustained increases in competitive pressures could have an adverse effect on results of operations and negatively impact sales and margins.

The Company May Not Effectively Respond to Changing Consumer Preferences, Trends, Data Security Concerns and Other Factors. If the Company Does Not Effectively Anticipate these Trends, then Quickly Develop New Products (or Product Features), the Company’s Sales Could Suffer

Consumers’ preferences can change due to a variety of factors, including new technologies, digital data concerns, negative publicity, economic downturn or other factors. If the Company does not effectively anticipate these trends and changing consumer preferences, then quickly develop new products (or new product features to existing products) in response, the Company’s sales could suffer. Developing and launching new products (or new product features to existing products) can be risky and expensive. The Company may not be successful in responding to changing markets and consumer preferences, and some of the Company’s competitors may be better able to respond to these changes, either of which could negatively affect the Company’s business and financial performance.

The Portable Digital Storage Market is Relatively New, and the Company’s Business will Suffer if it Does Not Continue to Develop as Expected

The market for portable digital storage devices is relatively new. The Company cannot be certain that a viable market for the Company’s “Secure Key Digital Storage Device” technology products will emerge or be sustainable. If this market does not develop, or develops more slowly than the Company expects, the Company’s business, results of operations and financial condition will be seriously harmed.

ANY FAILURE OF THE COMPANY’S “SECURE KEY DIGITAL STORAGE DEVICE COULD LEAD TO SIGNIFICANT COSTS AND DISRPUTIONS WHICH COULD REDUCE THE COMPANY’S REVENUE AND HARM THE COMPANY’S BUSINESS, FINANCIAL RESULTS AND REPUTATION.

The Company’s business is dependent on providing its customers with secure, reliable and easy to use Portable Digital Storage Products. To meet these customer requirements, the Company must protect its products infrastructure against damage from:

•

Human Error;

•

Physical and Electronic Security Breaches;

•

Fire, Earthquake, Flood and other Natural Disasters;

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•

Power Loss;

•

Sabotage and Vandalism; and

•

Similar Events.

We Face Risks Associated with International Operators that could Harm our Business

To be successful, the Company believes it must expand its international operations. Therefore, the Company may commit significant resources in the future to expand its international sales and marketing activities. However, the Company may not be able to develop or increase market demand for its “Secure Key Digital Storage Device” product(s) which may harm the Company’s business. The Company may be subject to a number of risks associated with international business activities which may increase the Company’s costs, lengthen the Company’s sales cycle and require significant management attention. These risks include:

•

Increased expenses associated with marketing services in foreign countries;

•

General economic conditions in international markets;

•

Currency exchange rate fluctuations;

•

Unexpected changes in regulatory requirements resulting in unanticipated costs and delays;

•

Tariffs, export controls and other trade barriers;

•

Longer accounts receivable payment cycles and difficulties in collecting accounts receivable; and

•

Potentially adverse tax consequences, including restrictions on the repatriation of earnings;

The Company is a Development Stage Business, and all Risks Associated with an Early Stage Company

Digital 24, Inc. commenced operations in December of 2015 as a Florida Stock Corporation.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Digital 24, Inc. will operate profitably.

The Offering will be Conducted on a Best Efforts Basis, there can be No Assurance that the Company can Raise the Capital it Needs

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company needs at least $3,000,000 to continue operations for the next twelve months; investors bear the complete risk of losing their entire investment if the Company is unable to raise enough proceeds from this Offering to continue operations. If the Company is not able to raise the entire $10,000,000, the Company will have to limit or eliminate important expenditures, such as the purchase of certain materials and supplies, and the hiring of essential labor, lease space costs, and marking activities, all of which will hinder the Company’s ability to generate significant revenues and cause a delay in the implementation of the Company’s business plan. Moreover, the less money that the Company is able to raise through this Offering, the more risk that Investors may lose their entire investment.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

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The Company is Dependent on Current Management

In the early stages of development, the Company’s business will be significantly dependent on:

•

Mr. David Delaune, the Company’s Vice President & Director

•

Mr. Bob Schuster, the Company’s President & Director

The departure or loss of Mr. Delaune or Mr. Schuster may negatively affect the Company’s business, unless a suitable replacement can be found in a timely fashion. The Company has not purchased key man life insurance for Mr. Delaune or Mr. Schuster.

The Company Could Potentially Face Risks Associated with Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise. If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Control by Management

As of September 1st, 2016 the Company’s Managers owned approximately 91.9% of the Company’s outstanding Common Stock Shares and 0% of the Company's Preferred Stock Shares.  Upon completion of this Offering, The Company’s Management will own approximately 91.9% of the outstanding Common Stock Shares of the Company and 0% of the outstanding Preferred Stock Shares of the Company.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

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No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

•

The Company’s degree of success in capturing a larger portion of the Digital Storage market;

•

The costs of establishing or acquiring sales, marketing, and distribution capabilities for the Company’s services;

•

The extent to which the Company acquires or invests in businesses, products, or technologies, and other strategic relationships; and

•

The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally, future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock.

Unavailability of Rule 144 for Resales

The Company may be regarded under Rule 12b-2 of the Securities Exchange Act of 1934 as a shell company. Shareholders who hold shares which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by either reporting or non-reporting shell companies (other than a business combination related shell company) or an issuer that has been, at any time previously, a reporting or non-reporting shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144’s Safe Harbor if the following conditions are met:

1)

The Issuer of Securities that was formerly a reporting or non-reporting company has ceased to be a shell;

2)

The Issuer of the Securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

The Issuer of the Securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

 pg. 10

The Company’s Preferred Stock is Equity and is Subordinate to all of The Company’s Existing and Future Indebtedness; Its ability to Declare Annual Dividends on the Preferred Stock may be Limited

The Company’s Preferred Stock Shares are equity interest in the Company and do not constitute indebtedness. As such, the Preferred Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would be customarily be payable on specified due dates, in the case of preferred stock, like the Preferred Stock being offering through this Offering, (1) dividends are payable only when, as and if authorized and declared by the Company’s Board of Directors and (2) as an early stage company, our ability to declare and pay dividends is subject to the Company’s ability to earn net income and to meet certain financial regulatory requirements.

Dividends on the Company’s Preferred Stock is Cumulative

Dividends on the Company’s Preferred Stock is Cumulative. If the Company’s Board of Directors does not authorize and declare a dividend for any dividend period, holder of the Company’s Preferred Stock will not be entitled to receive a dividend cash payment for such period, and such undeclared dividend will accrue and become payable at a later dividend payment date. The Company’s Board of Directors may determine that it would be in the Company’s best interest to pay less than the full amount of the stated dividend on our Preferred Stock, at which time the undeclared portion of the dividend will accrue and become payable at a later dividend payment date. Factors that would be considered by the Company’s Board of Directors in making this determination are the Company’s financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our Board of Directors may deem relevant.

Certain Factors Related to Our Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock will be listed on the OTC Markets “OTCQB” or “OTCQX”, where there is a great chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Portable Digital Storage Device Markets, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Secondary Market

Prior to this offering, there has been no public market for the Company’s Preferred Stock. There are no assurances that the Company’s Preferred Stock will ever be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

The Company is not currently preparing any application for the Company's Securities to be admitted to listing and trading on the OTC Market or Regulated Market. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their

 pg. 11

Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

Offering Price

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF FLORIDA, IN THE COUNTY OF LAKE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

Projections:  Forward Looking Information

Management has prepared projections regarding anticipated financial performance.  The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well funded marketing plan, and other factors influencing the business. The projections are based on Management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel.  These projections are based on several assumptions, set forth therein, which Management believes are reasonable.  Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control.  Therefore, actual results of operations will vary from the projections, and such variances may be material.  Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.  In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business.  While Management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

 pg. 12

ITEM 4.    DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company has not had any stock sales within the last year. The Company currently has 620,000 Shares of Common Stock issued to a total of SIX Shareholders:

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. David Delaune Vice President & Director Digital 24, Inc. 1205 North Jacks Road Clermont, Florida 34711	Common Stock: 190,000 Shares (30.6%) Preferred Stock: No Shares	Common Stock: 190,000 Shares (30.6%) Preferred Stock: No Shares
Mr. Bob Schuster President & Director Digital 24, Inc. 1205 North Jacks Road Clermont, Florida 34711	Common Stock: 190,000 Shares (30.6%) Preferred Stock: No Shares	Common Stock: 190,000 Shares (30.6%) Preferred Stock: No Shares
Mr. Kreg Cook Shareholder Digital 24, Inc. 1205 North Jacks Road Clermont, Florida 34711	Common Stock: 190,000 Shares (30.6%) Preferred Stock: No Shares	Common Stock: 190,000 Shares (30.6%) Preferred Stock: No Shares

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

 pg. 13

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 100,000 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The minimum number of Shares of Preferred Stock to be sold prior to the Company having access to the Investor Funds is THIRTY THOUSAND SHARES OF PREFERRED STOCK. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Mr. David Delaune, the Company’s Vice President & Director; and Mr. Bob Schuster, the Company’s President & Director. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Digital 24, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

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ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $10,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

C.

Sale of Company 7% Convertible Preferred Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$9,925,000	99.25%	$2,925,000	97.5%

D.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$75,000	0.75%	$75,000	2.5%

Footnotes:

1)

The Company is offering a maximum of 100,000 7% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $75,000 USD. Any costs above $75,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

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Digital 24, Inc. - Use of Investment Proceeds

ASSUMPTIONS:

1.

$10,000,000 raised through equity offering.

2.

Percentages will be commensurate to actual funds received.

3.

Monthly expenditures may vary.

	Minimum Offering $3,000,000	Minimum Offering Percentage	100% of Offering $10,000,000	Maximum Offering Percentage
Operations	$418,000	13.9%	$1,417,875	14.17%
Salaries / Payroll	$417,000	13.8%	$1,417,750	14.17%
Product Production	$418,000	13.9%	$1,417,875	14.17%
Marketing Campaign	$418,000	13.9%	$1,471,875	14.17%
Advertising	$418,000	13.9%	$1,417,875	14.17%
Cost of Offering	$75,000	2.8%	$75,000	0.75%
General & Admin	$418,000	13.9%	$1,417,875	14.17%
Working Capital	$418,000	13.9%	$1,417,875	14.17%

The above allocation of Funds Table provides above provides the use of funds based on raising $10,000,000 USD. If the total offering is not met, management will distribute the funds on a percentage weighted basis according to the Allocation of Funds Table provided above.

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ITEM 7. DESCRIPTION OF BUSINESS

 pg. 17

Digital 24, Inc.:

Usernames and Passwords are needed in virtually everything we do on our computers and hand held devices. Whether it is online banking, communicating, or social media, each one has a “username” and a “password” that we have to remember. The Company’s “Sure-Key” is a safe way to exclusively save, manage and use all of your computer passwords on your portable device. Secure-Key is an encrypted USB flash drive that can only be opened by your finger print, keeping your passwords and data safe, secure and virtually un-accessible to anyone else.

Safe Password Storage and Accessibility:

Secure-Key works on all operating systems, web browsers, and any device – tablet, phone, laptop, and computer – to save and use your various passwords through automatic password capture and web-form filling. Secure-Key has a built-in password generator that also offers actionable password strength report.

Safe Storage and Browsing:

Military Grade Hardware Encryption allow you to safely store your passwords on Secure-Key rather than on the computer or internet. Secure-Key can be used to manage different passwords for websites and applications, and to provide secure web-browsing.

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INTRODUCTION TO SECURE-KEY:

There is an old saying, “Necessity is the mother of invention”. Such is the case with the development of the Secure-Key product. For most of us who have electronic devices requiring IDs and Passwords, not being able to remember all the IDs and passwords is the norm. So many of us carry a memo either in our phone or on our computer that has a list of all of our IDs and passwords, or a sheet of paper with a list of all the IDs and passwords we use and may need from time-to-time. We are reminded by others how dangerous it is; something all of us already know. But, we take the chance anyway. It truly is dangerous, because with that information, a thief or any recipient of that information has access to our whole life. Bank Accounts, Credit Cards, Social Security Numbers and much more, everything they would need to steal your Identity, Money and your Credit just to get started.

The question is, why hasn’t somebody come up with a fool-proof way to secure all that information, so it cannot be stolen, found and used by others. Since Apple and others have come up with a fingerprint program (photo system) for their particular device, it seems that a completely foolproof and virtually un-hackable, secure system with an all-inclusive data-base is non-existent in the market. Such a unit should have the ability to handle all devices (not just the devices of a particular manufacturer, such as Apple) as well as numerous other of the industry’s requirements for personalized security.

The Company has concluded from Law Enforcement’s use, that a “Seven Point Fingerprint Match” will positively identify a person to the satisfaction of the courts, that such a system would be achievable and be usable for the Company’s targeted market. After a thorough search, the Company found that NO PATENT existed using such a Seven Point Fingerprint Match for this use in current existence.

Note: A Utility Patent Application could be pending, but until a Provisional Patent becomes a Utility Patent, any information on file remains confidential and unknown.

Therefore, the Company’s objective is to proceed with all due diligence, develop the product and develop significant sales. A worst case scenario would then be that the Company will have something of value to negotiate with and or sell, and at worst, if absolutely required, enter into a royalty arrangement.

The Company has chosen to develop its Secure-Key Product using seven points, and up to 24 points for even better security. The Company’s research has found that getting the software written for this Twenty-Four Point Fingerprint Personalized Security, and a workable physical device, can both be accomplished in a reasonable time frame and in a financially feasible “for profit” new Hi-Tech Business Model.

Product Description (also see Patent Application as part of this Registration Statement’s Exhibits)

Using the Company’s Fingerprint Digital Scanner (which is also part of the Company’s Patent Application), the Secure-Key device will capture designated areas of the user’s finger print (or thumb print) and translate those points of capture into data. The data will them be used to connect via software to any and all devices, websites, or other software to allow access without having to enter a password. This Secure-Key device will work across various platforms and input devices.

Other companies are using fingerprint capture devices / sensors to capture a digital photograph of the finger or thumb print. Contrary to their process, the Company’s Secure-Key device will capture a digital scan of the finger print or thumb print in a similar process to that used by law enforcement.

The Secure-Key device will capture up to TWENTY-FOUR areas (points) of the finger print or thumb print, and convert these points into a unique digital signature. If required, the Company can capture more points of data to ensure the uniqueness of the digital signatures. The digital signature will then be used to communicate the already established password(s) required by the platform (operating system, website, application, and other software) or devices (computers, tablets, phones and even vehicles).

For devices without any built-in fingerprint scanner(s), the Company will use its scanner to connect to the device via the audio input port or USB port (using the provided adapter for the corresponding port). The Company’s process will be able to use the device with fingerprint scanners already built-in, by capturing data from the user’s digital photos and using that information to create the user’s unique signature.

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Data & Basis for Projection:

Wholesale vs. Retail Schedule Price:

People connected to the Internet in the United States

279,834,232

People with Apple Devices

101,000,000

Total Market Minus Apple Customers

178,834,203

05% Market Penetration - 10 Year Plan (1/2 of 1% per year)

8,917,116

Digital 24 Software and Device Preliminary Estimate:

Retail Price

$99.50 per unit

$88,725,304

Wholesale Price

$60.00 per unit

$53,235,182

Total Cost to Make

$27.00 per unit

$24,076,213

Gross Profit

$33.00 per unit

$29,158,939

Titanium Limited Edition:

25,000 Titanium Units (Retail)

$169.99

$4,249,750

25,000 Titanium Units (Wholesale)

$102.00

$2,550,000

Cost to make / Titanium Unit

$33.00

$875,000

Gross Profit

$67.99

$1,700,000

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How to Use:

Device & Application: The device can be used to access all of a user’s existing IDs and passwords. Also, the device can use a user’s fingerprint to become the user’s new Secure ID and password.

By using a finger or a thumb, a user simply pushes the USB out of its Secure-Key case (see diagram on page 18 of this Offering Memorandum), and plugs the device into a cell phone, a computer, a laptop computer, a tablet, or an i-Pad, and/or any other device that uses IDs and Passwords. For Non-USB devices, an adapter to plug-in to the device’s audio port can be used.

When the Digital 24 Secure-Key device is first plugged in, a blank page will open on the user’s device. Then, the user will either move all existing IDs and Passwords from your computer to the Secure-Key device or the page that opened on the device will prompt the user to type in all user IDs and passwords.

The Device will then access of the user’s IDs and Passwords from the device and put them into the Secure-Key Flash Drive. Thereafter, all of the user’s IDs and passwords will be available or accessible only form the data base in the user’s Secure-Key device.

At that point, the user can delete their IDs and passwords from their devices. The user’s Secure-Key device will store all of the IDs and passwords virtually free of any potential theft and/or loss of the user’s data. Once the user’s IDs and Passwords, or other encrypted data is stored on the Secure-Key device, it can ONLY BE ACCESSED FROM THE SECURE-KEY DEVICE BY USING THE USER’S FINGERPRINT OR THUMBPRINT TO UNLOCK IT.

Target Audience:

Although, the Company’s target audience should be everyone who owns an electronic device that requires and ID and password, the Company has chosen not to include Apple as part of its target audience, simply because Apple I-Phones have their own thumbprint system. However, should an Apple customer with other devices wish to use the Digital 24 Secure-Key product, it will work and be available for use in Apple products as well as all others.

There are 279,000,000 total people with electronic devices hooked up to the internet. 101,000,000 of those are Apple customers. The Company’s focus will be on the 179,000,000 remaining consumers. The Company has a plan to accomplish a FIVE PERCENT market penetration (approximately 8,971,116 users) over the next five years.

In addition, the Company will also be targeting:

•

The Auto Industry (personalized ID and keyless entry, and keyless ignition),

•

The Banking / Financial Services Industry for completely secure personalization employee ID and password,

•

Assisted Living and Elderly Care Facilities for their elderly clients, and

•

Other potential industries (DOD, Law Enforcement, etc).

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PATENT APPLICATION:

Digital 24

The current application claims a priority to the U.S. Provisional Patent application serial number 62/244,571 filed on October 21, 2015.

FIELD OF THE INVENTION

The present invention relates generally to a biometric scanner based user authentication platform, more particularly to a system and apparatus which enable an individual to use a single biometric data key in place of a plurality of passwords. A user of the present invention will be able to create a multipoint digital representation of a unique physical characteristic, and then use this digital rendering in place of a password when accessing secured digital services.

BACKGROUND OF THE INVENTION

Creating secured digital environments essential in the modern age. One needs to only turn on the news to hear of data breach scandal after data breach scandal. Everyone, from the average citizen to Fortune 500 companies, has become targets for malevolent individuals seeking to access secure information. To combat the ever increasing frequency of brazen virtual attacks, users are forced to implement authentication protocols of greater and greater complexity. To compound the problem of the increasingly complex data security protocols, users must memorize multiple passwords for multiple digital services.

The problem of passwords can be likened to a curse of dimensionality. That is, as users are required to create multiple passwords to access an ever increasing number of digital systems, the difficulty in maintaining these passwords increases for the user. A

1

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common response to this problem is to use a single password for multiple services. This practice, however, is quite flawed and decreases the overall security of a user's personal information. If a malicious individual is able to acquire this password, he will be able to access many of the user's accounts. Therefore, users seem to be in a double bind situation. Biometric authentication has been proposed as a possible means of mitigating this issue. Because biometric data is intrinsically unique, it negates the need to memorize passwords for user authentication. One noticeable failing is the depth of penetration of digital services which accept biometric user authentication. Because of this, the effectiveness of robust biometric authentication systems is significantly reduced. At times users must memorize some passwords, in other instances are able to biometrically authenticate.

The present invention, Digital 24, addresses this issue by creating a biometric authentication platform which generates, or inserts, valid passwords into various digital systems. This is accomplished by creating user profiles containing the username and password data required to access a plurality of digital systems. Once this profile is created, Digital 24 correlates a user's biometric data with the appropriate username and password data required to access a desired system. Using the Digital 24 platform enables individuals to forego the arduous process of creating and memorizing passwords.

BRIEF DESCRIPTION OF THE DRAWINGS

FIG. 1 is a front view of one embodiment of the scanning device used in Digital 24.

FIG. 2 is a rear view of one embodiment of the scanning device used in the present invention.

FIG. 3 is a left-side view of one embodiment of the scanning device used in the present invention.

FIG. 4 is a right-side view of one embodiment of the scanning device used in the present invention.

FIG. 5 is a top view of one embodiment of the scanning device used in the present invention.

2

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FIG. 6 is a bottom view of one embodiment of the scanning device used in the present invention.

FIG. 7 is an isometric perspective view of one embodiment of the scanning device used in the present invention.

FIG. 8 is an isometric perspective view of one embodiment of the scanning device used in the present invention. In this view the external device interconnect and biometric scanner are in the retracted position.

FIG. 9 is a diagram illustrating the Digital 24 system overview.

DETAIL DESCRIPTIONS OF THE INVENTION

All illustrations of the drawings are for the purpose of describing selected versions of the present invention and are not intended to limit the scope of the present invention.

The following descriptions are in reference to FIG. 1 through FIG. 9. The preferred embodiment of the present invention, Digital 24, is a device designed to use biometric information to authenticate a user's identity in lieu of traditional passwords. Digital 24 comprises a scanning device and a scanning software. It is an aim of the present invention to provide a handheld device and an associated software platform which work in concert to function as a physical key enabling user authentication on digital systems. The scanning device acquires biometric data. This acquired biometric data is used to access digital systems in place of traditional passwords. In the preferred embodiment of the present invention, the scanning software performs the translation and handshaking operations required to use an individual's biometric data as an access code for various digital systems.

In its preferred method of use Digital 24 provides a secured authentication platform which maintains a locally encrypted record of user data. To accomplish this task, the scanning device is equipped with a biometric scanning system and an onboard memory bank. The scanning software runs on the scanning device to perform all required password selection, encryption, and generation operations. To begin using Digital 24 as a

3

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password manager for multiple digital systems, users create a profile with the scanning software. This profile contains a record of all the secured digital systems with which a user is affiliated. Additionally, this profile contains the existing passwords required to access these digital systems.

After a user profile is created, a user places a finger onto the scanning device. The scanning device then makes a multipoint digital image containing the unique features of the user's fingerprint. This digital image is then encrypted and stored within the scanning device's onboard memory. The scanning software correlates the acquired digital image to a unique password, or the groups of unique passwords associated with a user's profile. Once fingerprint data is associated with the user's profile, it is possible to access secure digital systems with this biometric data, in place of a unique password. When a user desires to access a secured system the user connects the scanning device to an external computing device and executes a fingerprint scan. The term 'external computing device' is used herein to refer to electronic systems capable of accessing – or requesting access to - secured environments such as computers, smartphones, tablets, security systems, and the like.

After the scanning device is connected to the external computing device, a user then executes a scanning operation to authenticate the user via unique fingerprint features. The scanning software coordinates the acquired fingerprint features to the user's profile and outputs the appropriate password for accessing the desired digital system. That is, the scanning software authenticates the user identity via fingerprint, retrieves the appropriate password, and then inserts this password into the selected secured digital system. In this way Digital 24 is able to function as a single key which is capable of accessing a plurality of secured digital systems.

In the preferred embodiment of the present invention, the scanning device is a physical biometric scanner capable of storing user data, connecting to external computing devices, and executing password insertion operations. The scanning device comprises a housing, a biometric scanner, a microcontroller, a control circuit, and an onboard memory bank. It is an aim of the present invention to provide a scanning device capable of acquiring multiple points of data to form a detailed digital representation of the unique characteristics intrinsic to a user's body. The scanning device is manufactured to be a

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self-contained and secured biometric key system. That is, the scanning device is a physical input device which enables users to access various digitally secured systems. In the preferred embodiment of the present invention, the scanning device acquires fingerprint data. In a separate embodiment, the scanning device captures various types of biometric data such as retinal scans, vocal fingerprints, vein maps, and the like.

In the preferred embodiment of the present invention, the housing is an ergonomically designed rigid enclosure containing the electronic components of the scanning device. The housing comprises an internal compartment, a slot panel, an interconnect channel, an adjustable scanner mount, an adjustable interconnect mount, and a microcontroller mount. It is an aim of the present invention to provide a housing which secures the microcontroller and onboard memory bank in a tamperproof environment. That is, the housing is constructed from materials which prevent unauthorized access to the internal components stored therein.

In the preferred embodiment of the present invention, the internal compartment is an enclosure within the housing where the biometric scanner and external device interconnect are maintained in positions which enable users to perform scanning operations. The internal compartment comprises an adjustment slot, an adjustment rail, and an adjustment mechanism. It is an aim of the present invention to provide an internal compartment that enables users to transition the biometric scanner and external device interconnect between a retracted and extended position. The adjustment slot is a slotted hole traversing one face of the housing. The biometric scanner protrudes through the adjustment slot while in the extended position, and enables users to perform scanning operations. In the preferred embodiment of the present invention the adjustment rail is a track within the internal compartment along which the biometric scanner and external device interconnect travel while transitioning between the extended and retracted positions.

In the preferred embodiment of the present invention, the adjustment locking mechanism retains the biometric scanner in the extended position while engaged. That is, when a user slides the biometric scanner into the extended position, the adjustment locking mechanism becomes engaged, and prevents the biometric scanner from being moved into the retracted position until disengaged. In one embodiment, the adjustment

5

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locking mechanism is a ridge of material protruding from the adjustment rail. As the user slides the biometric sensor into the extended position, the adjustable scanner mount passes over this ridge. Once the adjustable scanner mount passes over the adjustment locking mechanism it becomes wedged. In this position, the external device interconnect is protruding from the interconnect channel and able to establish a physical connection with an external computing device. To disengage the adjustment locking mechanism in this embodiment, users must apply force in one direction to dislodge the adjustable scanner mount. In a separate embodiment the adjustment locking mechanism is a button slider, which retains the biometric scanner in the extended position when engaged. To disengage the adjustment locking mechanism in this embodiment, users move the button slider into to the unlocked position.

In the preferred embodiment of the present invention, the slot panel is a protective covering which slides into place, sealing the adjustment slot as the biometric scanner is moved into the retracted position. This slot panel prevents unauthorized users from accessing the biometric scanner while in the retracted position. The slot panel is moved into a retracted position as the biometric scanner is transitioned into the extended position. The interconnect channel is a hole extending from the internal compartment out of the exterior of the housing. That is, the interconnect channel forms the pathway through which the external device interconnect travels while being transitioned between the retracted and extended positions. In the retracted position, the external device interconnect is stored within the interconnect channel. The external device interconnect passes through the interconnect channel and protrudes from the housing while in the extended position.

In the preferred embodiment of the present invention, the adjustable scanner mount is slidably connected to the adjustment rail and fixedly attached to the biometric scanner. The adjustable scanner mount forms the intermediary connector between the biometric scanner and the housing. The adjustable interconnect mount is similarly utilized, and forms the intermediary connector between the external device interconnect and the adjustment rail. As a user transitions the biometric scanner between the retracted and extended positions, the adjustable interconnect mount rides along the adjustment rail. The position of the external device interconnect is directly correlated to the linear

6

 pg. 27

displacement of the adjustable interconnect mount. In the preferred embodiment of the present invention, the microcontroller mount maintains the microcontroller and onboard memory bank in desired positions within the housing.

In the preferred embodiment of the present invention the biometric scanner is a device used to create digital representations of a user's unique body characteristics. The biometric scanner is slidebly attached to the housing via the connection formed between the adjustable scanner mount and the adjustment rail. It is an aim of the present invention to provide a biometric scanner which is manipulated by a user to move from a retracted, or hidden, position into an extended, or exposed, position. In the extended position a user is able to access the scanning element of the biometric scanner. In the extended position users are able to place fingers to be scanned onto the biometric scanner. The external device interconnect is a universally accepted electrical connector which forms a physical connection between the sensing device and an external computing device. Embodiments of the scanning device are designed using industry standard data transfer protocols such as USB, FireWire, Lightening, HDMI, Ethernet, and the like.

In the preferred embodiment of the present invention, the microcontroller functions as the central processing unit which coordinates communication between the scanning device and external computing devices, correlates acquired biometric data to stored passwords, and encrypts all stored data. The microcontroller is maintained in electrical communication with the biometric sensor, external device interconnect, and onboard memory bank via the control circuit. Data and electrical power is transferred between these devices via the control circuit. The onboard memory bank is used as storage for any scanned biometric data or stored passwords. In a separate embodiment, the scanning device is equipped with a wireless radio and power supply. In this embodiment the scanning device is able to wirelessly connect to, and communicate with, external computing devices using communication protocols such as WI-FI, NFC, Bluetooth, and the like.

In a supplementary embodiment the scanning device is integrated into a credit card. In this embodiment the user's finger functions as an electrical contact switch to turn on the power going from a merchant's terminal to the credit card fingerprint sensor. The fingerprint scanner credit card has digital circuitry connecting terminals on opposite ends

7

 pg. 28

of the card. On one end is the merchant's terminal, while the fingerprint scanner is positioned on the opposite end of the card. The fingerprint sensor is used to activate the power going from the merchant terminal to the credit card power terminals. Once switched on, the fingerprint scanner reads 24 points of biometric information to validate the user's identity against the data on the embedded security chip. The Digital 24 system then allows and authorizes the transaction to go through.

In the preferred embodiment of the present invention, the scanning software is a program tasked with acquiring biometric data and communicating this data between the scanning device and external computing devices. The scanning software comprises a profile engine, a scanning engine, an API engine, a password engine, and an encryption engine. It is an aim of the present invention to provide a scanning software which works in concert with the scanning device to create a system that uses a single device to access multiple digital systems. The term engine is used herein to refer to collections of programs which are grouped based upon function. The profile engine is tasked with storing user demographic data and the passwords associated with various digital systems.

In the preferred embodiment of the present invention, the scanning engine controls the operation of the biometric scanner. The scanning engine is tasked with forming a digital representation of an individual's body characteristics. This digital representation uses multiple points of data which correspond to unique physical features. In the preferred embodiment of the present invention, the scanning engine creates a digital representation, containing at least twenty-four unique data points, of a fingerprint. The API engine is tasked with performing all of the handshaking operations required to communicate a fingerprint based password to an external digital system. That is, the API engine communicates with a secured digital system, and is used to insert the appropriate password into this system.

In the preferred embodiment of the present invention, the password engine is used to create unique passwords for digital systems which do not currently exist within, and need be added to, a user's profile. The profile engine enables users to create unique passwords for any secured digital system by connecting the scanning device to an external computing device and performing a scanning operation. In the preferred embodiment of the present invention, the encryption engine secures any data created by

8

 pg. 29

the scanning software. More particularly, the encryption engine encrypts all password, demographic, and biometric data used by Digital 24.

Although the invention has been explained in relation to its preferred embodiment, it is to be understood that many other possible modifications and variations can be made without departing from the spirit and scope of the invention.

9

 pg. 30

What is claimed is:

1. A method for authenticating an individual's identity using a biometric scanner and database of stored passwords, the method comprises the steps of:

providing a biometric scanner;

providing a database;

providing a portable biometric scanner, wherein the portable biometric scanner is able to communicably couple to a computer;

creating a digital user profile;

receiving login ID and password data;

associating received login ID and password data with the digital user profile;

activating the scanning device;

capturing a digital representation of a physical characteristic using the biometric scanner;

associating the captured biometric data with the digital user profile;

performing subsequent biometric scanning operations to authenticate an individual based on stored biometric data, passwords, and login IDs.

10

 pg. 31

Abstract

A user authentication system which employs a portable biometric scanner to preclude the use of passwords and login identifiers (IDs) when signing into secured digital environments. The present invention associates an individual's biometric data with at least one set of credentials required to access a secured digital environment. By connecting the portable biometric scanner to a computer and then performing a biometric scanning operation, the present invention is able to retrieve the credentials required for a user to access a secured digital environment. The present invention uses a stored set of credentials, which are coupled to a single biometric identifier, to function as an access key for a plurality of secured digital environments.

11

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 pg. 39

B.

The Offering

The Company is offering a maximum of ONE HUNDRED THOUSAND 7% Convertible Preferred Stock Shares at a price of $100.00 per Share, with all Shares having a value of $100.00.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development and growth of the Company’s “Secure Key Digital Storage Device” product(s).  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has set a minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering of THIRTY THOUSAND 7% CONVERTIBLE PREFERRED STOCK SHARES before the Company shall have access to the investment proceeds. The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

F.

Preferred & Common Stock Shares

Upon the sale of the maximum number of 7% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

& Current Shareholders

0%

o

New Shareholders

100%

Upon the sale of the maximum number of 7% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common Stock will be held as follows:

o

Company Founders

& Current Shareholders

100%

o

New Shareholders

0%

G.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

H.

Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock.

I.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

 pg. 40

J.

Company Convertible Securities

The Company, at the completion of this Offering will have ONE HUNDRED THOUSAND 7% Convertible Preferred Stock Shares Issued.

•

Terms of Conversion or Repurchase by the Company:

o

All 7% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the

 pg. 41

Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

K.

Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will be administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

L.

Reporting

For tax and accounting purposes, the Company’s fiscal year will end on December 31st of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of June of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

M.

Stock Transfer Agent

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Phone: (212) 828-8436

Email: Info@VStockTransfer.com

http://www.VStockTransfer.com

 pg. 42

N.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of ONE HUNDRED THOUSAND 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The minimum number of Shares of Preferred Stock to be sold prior to the Company having access to the Investor Funds is THIRTY THOUSAND SHARES OF PREFERRED STOCK. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

 pg. 43

Q.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in Digital 24, Inc.

The Company	Digital 24, Inc. is a Florida Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 48 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 7% Convertible Preferred Stock Shares.
The Offering Term of the Offering

The Company is seeking capital commitments of $10,000,000 from Investors.  The securities being offered hereby consists of up to ONE HUNDRED THOUSAND 7% Convertible Preferred Stock Shares of the Company, priced at $100.00 per Unit subject to the Company’s discretion to increase the size of the offering.  The purchase price for the stock interests is to be paid in cash as called by the Company.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of ONE HUNDRED THOUSAND 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The minimum number of Shares of Preferred Stock to be sold prior to the Company having access to the Investor Funds is THIRTY THOUSAND SHARES OF PREFERRED STOCK. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Conversion Option / Mandatory Conversion

All 7% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

•

Year 3: (Shareholder Conversion Option)

Shareholder Option: At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 4: (Shareholder Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 5: (Optional & Mandatory Conversion Option)

Shareholder Option: At anytime during the fifth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Mandatory Conversion: On the last business day of the 5th year of the investment, the Shareholder MUST convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing.

NOTE: The Company has the Right to convert the 7% Convertible Preferred Stock Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares, less the appropriate percentage discount in the year that the acquisition or merger occurs.

Voting Rights	Preferred Stock Holders have No Voting Rights
Reports to Investors

For tax and accounting purposes, the Company’s fiscal year will end on December 31st of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of June of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

 pg. 46

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company’s address is 1205 North Jacks Lake Road, Clermont, Florida 34711. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

Digital 24, Inc. commenced operations in December of 2015 as a Florida Stock Corporation.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Digital 24, Inc. will operate profitably.

Overview:

Using the has developed a TWENTY-FOUR POINT Fingerprint Digital Scanner (which is also part of the Company’s Patent Application), the Secure-Key device will capture designated areas of the user’s finger print (or thumb print) and translate those points of capture into data. The data will them be used to connect via software to any and all devices, websites, or other software to allow access without having to enter a password. This Secure-Key device will work across various platforms and input devices.

 pg. 47

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Bob Schuster

President & Director

Personal:

•

Born October 8th, 1931 – Battle Creek, Michigan

•

Widowed – 2 Grown Children

Education:

•

College – Andrews University, Berrien Springs, Michigan

•

1949-1953: Majors: English & History

Experience:

•

Hands on Executive Management – Approximately 56 Years

o

5 Years Corvis Home – New Homes Built & Sold

o

3 Years Architect Assistant, Real Estate Sales, Mortgage Services

o

6 Years Great Southwest Corporation Mortgage & Investment Services

o

9 Years Gull Lake Country Estates – Land Development – Building Contractor – Design & Build

o

3 Years LSRCorp – Design, Patent, Create Worldwide Mkt for Silver Mylar Baloons – Sold Company

in 1980

o

9 Years Design, Develop and Market ½” scale trains – three years Kalamazoo Toy Trains, six years

Delton Locomotive Works – sold company in 1989

o

21 Years Trainland, Inc. – 2’ gauge Tourist Train Ride Design, Develop, Market Toy Train Museum,

Goodlings Plaza, Gatorland, Birmingham Zoo, Dells, Green Meadows Frams, TL, Tom’s Farm, Dole

Plantation.

Mr. David Delaune

Vice President & Director

Personal:

•

Born July 8th, 1971 – Monterey, California

•

Married with One Son

Education:

•

College – 1990-1992 Tidewater Community College, Virginia Beach, Virginia

o

Mechanical Engineering Major

•

Old Dominion University, Norfolk, Virginia

o

Computer Science Major w/ Psychology Minor

Experience:

•

4 Years Kettler International, Inc. – Customer Service Manager, Sales, in-house IT

•

2 Years Cannon USA, Inc, - Chesapeake, Virginia – Support Technician – Computer and Peripheral Phone Support

•

2 Years Gateway, Inc; Hampton, Virginia – Call Center Team Manager

•

1 Year Landmark Communications; Norfolk, Virginia – Information Technology / Program Analyst III

•

1.5 Years Bank of Hawaii, Honolulu, Hawaii – IT Help Desk Supervisor

•

1.5 Years Supergeeks, Honolulu, Hawaii – IT Consultant / Lead Technician

•

12 Years Computer Planet / Computer Care, Aiea, Hawaii – Owner, Information Technology, Computer Consultant

and Technician

 pg. 48

B. Significant Employees.   All Members of Digital 24, Inc. as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of Digital 24, Inc. listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 11.   EXECUTIVE COMPENSATION.

In August of 2016, the Company adopted a compensation program for Company Management. Accordingly, Management of Digital 24, Inc. will be entitled to receive an annual salary of:

Mr. David Delaune

Vice President & Director

$85,000

Mr. Bob Schuster

President & Director

$85,000

Mr. Kreg Cook

Advisor / Shareholder

$85,000

NOTE: No compensation has been accrued nor will any compensation be accrued or paid until the Company has satisfactorily raised the minimum capital within the terms of this Regulation A Offering. The Company’s Executive Management and extended team have elected to have all salaries deferred and not-accrued to this Offering. Therefore, the Company does not intend to distribute any funds related to past performance.

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any employee of the Company beyond those listed above.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

 pg. 49

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

The Company has not had any stock sales within the last year. The Company currently has 620,000 Shares of Common Stock issued to a total of SIX Shareholders:

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. David Delaune Vice President & Director Digital 24, Inc. 1205 North Jacks Road Clermont, Florida 34711	Common Stock: 190,000 Shares (30.6%) Preferred Stock: No Shares	Common Stock: 190,000 Shares (30.6%) Preferred Stock: No Shares
Mr. Bob Schuster President & Director Digital 24, Inc. 1205 North Jacks Road Clermont, Florida 34711	Common Stock: 190,000 Shares (30.6%) Preferred Stock: No Shares	Common Stock: 190,000 Shares (30.6%) Preferred Stock: No Shares
Mr. Kreg Cook Shareholder Digital 24, Inc. 1205 North Jacks Road Clermont, Florida 34711	Common Stock: 190,000 Shares (30.6%) Preferred Stock: No Shares	Common Stock: 190,000 Shares (30.6%) Preferred Stock: No Shares

 pg. 50

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority stockholders are Mr. David Delaune, the Company’s Vice President & Director, and Mr. Bob Schuster, the Company’s President & Director. These two shareholders currently own the majority of the issued and outstanding controlling Common Stock Shares of Digital 24, Inc. Consequently, these two shareholders control the operations of the Company and will have the ability to control all matters submitted to Stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws; and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Delaune and Mr. Schuster, each executive members of the Company, will have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to the Company, the industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

 pg. 51

ITEM 14. SECURITIES BEING OFFERED.

7% Convertible Preferred Stock Shares

A maximum of ONE HUNDRED THOUSAND 7% Convertible Preferred Stock Shares are being offered to the public at $100.00 per 7% Convertible Preferred Stock Unit.

o

All 7% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the

 pg. 52

weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of ONE HUNDRED THOUSAND 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The minimum number of Shares of Preferred Stock to be sold prior to the Company having access to the Investor Funds is THIRTY THOUSAND SHARES OF PREFERRED STOCK. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Mr. David Delaune, the Company’s Vice President & Director; and Mr. Bob Schuster, the Company’s President & Director. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

 pg. 53

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Digital 24, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Florida for agreements made in and to be performed in the state of Florida. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A. No Common Stock is being offered in the Offering Circular.

(a) Description of Company Common Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 1,000,000 shares of Common stock, no par value per share (the "Common Stock"). As of August 1st, 2016 – 620,000 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights except for the voting rights for the election of Directors.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 250,000 shares of Preferred Stock, no par value per share (the "Preferred Stock"). As of August 1st, 2016 – NO Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, ONE HUNDRED THOUSAND TWO HUNDRED shares of Preferred Stock will be issued and outstanding.

 pg. 54

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of August 1st, 2016, there were 620,000 shares of our Common Stock outstanding, which were held of record by approximately SIX stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

As of August 1st, 2016, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Florida. Florida General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Florida’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Florida’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

 pg. 55

FINANCIAL STATEMENTS SECTION:

 pg. 56

Digital 24, Inc.

(A Development Stage Company)

UN-AUDITED BALANCE SHEET

September 1st, 2016

ASSETS
Current Assets
• Cash		$1,000
• Accounts Receivable		$0.00
• Inventory		$0.00
• Prepaid Expenses		$0.00
• Short-term Investments		$0.00
	Total Current Assets	$0.00
Fixed (Long-Term)Assets
• Long-Term Investments		$0.00
• Property & Equipment		$0.00
(Less Accumulated Depreciation)		$0.00
• Intangible Assets
	Total Fixed Assets	$0.00
Other Assets
• Intellectual Technology		$1,000,000
• Other		$0.00
	Total Fixed Assets	$0.00
TOTAL ASSETS		$1,001,000

LIABILITIES & OWNER’S EQUITY
Current Liabilities		$0.00
• Accounts Payable		$0.00
• Short-term Loans		$0.00
• Income Taxes Payable		$0.00
• Accrued Salaries & Wages		$0.00
• Unearned Revenue		$0.00
• Current Portion of Long-term Debt		$0.00
	Total Current Liabilities	$0.00
Long-Term Liabilities
• Long-Term Debt		$40,000 (Bob Schuster)
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Long-term Liabilities	$0.00
Owner’s Equity
• Owner’s Investment		$1,000
• Intellectual Technology		$1,001,000
	Total Owner’s Equity	$1,001,000
TOTAL LIABILITIES & OWNER’S EQUITY		$961,000

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 57

Digital 24, Inc.

 (A Development Stage Company)

UN-AUDITED STATEMENTS OF REVENUE AND EXPENSES

December 1st, 2015 (inception) to September 1st, 2016

REVENUE	September 1st, 2016
• Total Revenues	$0.00
TOTAL REVENUES	$0.00

EXPENSES
• Technology Development / Production Deposit	$20,000
• Legal & Costs Associated with Offering	$20,000
• Taxes, other	$0.00
• Organization Costs	$0.00
TOTAL EXPENSES	$0.00

NET LOSS	($40,000)

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 58

Digital 24, Inc.

 (A Development Stage Company)

STATEMENT OF SHAREHOLDERS’ EQUITY

For the period from

December 1st, 2015 (inception) to September 1st, 2016

	Founding Shareholder	Total
Founding Contribution & Loan from Bob Schuster	$41,000	$41,000
Value of Intellectual Property	$1,000,000	$1,000,000
All Costs	$40,000	$40,000
Net Loss / Net Gain	$1,001,000	$1,001,000

BALANCE, September 1st, 2016	$1,001,000	$1,001,000

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 59

Digital 24, Inc.

 (A Development Stage Company)

UN-AUDITED STATEMENT OF CASH FLOWS

For the period from

December 1st, 2015 (inception) to September 1st, 2016

CASH FLOWS FROM OPERATING ACTIVITIES	December 1st, 2015 (Inception) to September 1st, 2016
• Net Loss	($40,000)
• Other	$0.00

CASH FLOWS FROM INVESTING ACTIVITIES	December 1st, 2015 (Inception) to September 1st, 2016
• All Investing Activities	$0.00

CASH FLOWS FROM FINANCING ACTIVITIES	December 1st, 2015 (Inception) to September 1st, 2016
• All Financing Activities	$0.00

NET INCREASE IN CASH	$0.00

Cash, Beginning of year	$41,000
Cash, End of Year	$1,000

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 60

Digital 24, Inc.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND NATURE OF BUSINESS

Digital 24, Inc., (the “Company”) was organized in December of 2015 in the State of Florida. The Company was formed to operate as a Technology Development, Inc. and is a Stock Corporation in which ownership if documented in the form of Common Stock Shares.

NOTE 2. NOTES PAYABLE BY THE COMPANY

The Company current has a Note Payable to Mr. Bob Schuster in the amount of $40,000 USD. These funds were used to pay $20,000 for costs associated with a Regulation A+ Registration Statement to be filed with the United States Securities and Exchange Commission, and a $20,000 deposit to be paid to the technology development company. This note is due and payable upon demand by Mr. Schuster, but is not to be made payable if such repayment would jeopardize the financial stability and/or operations of the Company. The Note has an annualized rate of return of 7% per annum, and is considered to be “cumulative”.

NOTE 3. BASIS OF ACCOUNTING:

The Financial Statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

 pg. 61

SIGNATURES

The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Digital 24, Inc.

By: Mr. Bob Schuster

By: /s/ Bob Schuster___________________

Name: Mr. Bob Schuster

Title: Founder, President & Director

By: Mr. David Delaune

By: /s/ David Delaune___________________

Name: Mr. David Delaune

Title: Founder, Vice President & Director

 pg. 62

Digital 24, Inc.

1205 North Jacks Lake Road

Clermont, Florida 34711

Company Direct: (352) 394-6761

http://www.Digital24.com

SUBSCRIPTION AGREEMENT

7% Convertible Preferred Stock Units 1 to 100,000

Subject to the terms and conditions of the shares of 7% Preferred Convertible Preferred Stock Units (the "Convertible Preferred Stock”) described in the Digital 24, Inc. Offering Circular dated September 1st, 2016 (the "Offering"), I hereby subscribe to purchase the number of shares of 7% Convertible Preferred Stock set forth below for a purchase price of $100.00 per share. Enclosed with this subscription agreement is my check (Online “E-Check” or Traditional Papery Check) or money order made payable to "Digital 24, Inc." evidencing $100.00 for each share of Convertible Preferred Stock Subscribed, subject to a minimum of ONE 7% Preferred Convertible Preferred Stock Unit ($100.00).

I understand that my subscription is conditioned upon acceptance by Digital 24, Inc. Company Managers and subject to additional conditions described in the Offering Circular. I further understand that Digital 24, Inc. Company Managers, in their sole discretion, may reject my subscription in whole or in part and may, without notice, allot to me a fewer number of shares of 7% Convertible Preferred Stock that I have subscribed for. In the event the Offering is terminated, all subscription proceeds will be returned with such interest as may have been earned thereon.

I understand that when this subscription agreement is executed and delivered, it is irrevocable and binding to me. I further understand and agree that my right to purchase shares of 7% Convertible Preferred Stock offered by the Company may be assigned or transferred to any third party without the express written consent of the Company.

I further certify, under penalties of perjury, that: (1) the taxpayer identification number shown on the signature page of this Offering Circular is my correct identification number; (2) I am not subject to backup withholding under the Internal Revenue Code because (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the instructions to Form W-9).

 pg. 63

SUBSCRIPTION AGREEMENT (the “Agreement”) with the undersigned Purchaser for  ______________ 7% Convertible Preferred Stock Units of DIGITAL 24, INC, with no par value per share, at a purchase price of $100.00 (ONE HUNDRED DOLLARS AND ZERO CENTS) per share (aggregate purchase price: $____________________).

Made __________________________________, by and between Digital 24, Inc., a Florida Stock Corporation (the “Company”), and the Purchaser whose signature appears below on the signature line of this Agreement (the “Purchaser”).

W I T N E S E T H:

WHEREAS, the Company is offering for sale up to ONE HUNDRED THOUSAND 7% Convertible Preferred Stock Units (the “Shares”) (such offering being referred to as the “Offering”).

NOW, THEREFORE, the Company and the Purchaser, in consideration of the mutual covenants contained herein and intending to be legally bound, do hereby agree as follows:

Purchase and Sale.   Subject to the terms and conditions hereof, the Company shall sell, and the Purchaser shall purchase, the number of Shares indicated above at the price so indicated.

2.

Method of Subscription. The Purchaser is requested to complete and execute this agreement online or to print, execute and deliver two copies of this Agreement to the Company, at Digital 24, Inc.; 1205 North Jacks Lake Road, Clermont, Florida 34711, along with a check payable to the order of Digital 24, Inc. in the amount of the aggregate purchase price of the Shares subscribed (the “Funds”).  The Company reserves the right in its sole discretion, to accept or reject, in whole or in part, any and all subscriptions for Shares.

Subscription and Purchase. The Offering will begin on the effective date of the Offering Statement and continue until the Company has sold all of the Shares offered hereby or on such earlier date as the Company may close or terminate the Offering.

Any subscription for Shares received will be accepted or rejected by the Company within 30 days of receipt thereof or the termination date of this Offering, if earlier.  If any such subscription is accepted, in whole or part, the Company will promptly deliver or mail to the Purchaser (i) a fully executed counterpart of this Agreement, (ii) a certificate or certificates for the Shares being purchased, registered in the name of the Purchaser, and (iii) if the subscription has been accepted only in part, a refund of the Funds submitted for Shares not purchased.  Simultaneously with the delivery or mailing of the foregoing, the Funds deposited in payment for the Shares purchased will be released to the Company. If any such subscription is rejected by the Company, the Company will promptly return, without interest, the Funds submitted with such subscription to the subscriber.

Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents, warrants and agrees as follows:

 pg. 64

(a)

Prior to making the decision to enter into this Agreement, the Purchaser acknowledges that the Purchaser processes sufficient information to understand the merits and risks associated with the investment in the Shares subscribed.

(b)

   The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares subscribed and the Purchaser believes that the Purchaser’s prior investment experience and knowledge of investments in low-priced securities (“penny stocks”) enables the Purchaser to make an informal decision with respect to an investment in the Shares subscribed.

(c)

   The Shares subscribed are being acquired for the Purchaser’s own account and for the purposes of investment and not with a view to, or for the sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares.

(d)

  The Purchaser’s overall commitment to investments is not disproportionate to his/her net worth, and his/her investment in the Shares subscribed will not cause such overall commitment to become excessive.

(e)

  The Purchaser has adequate means of providing for his/her current needs and personal contingencies, and has no need for current income or liquidity in his/her investment in the Shares subscribed.

(f)

  With respects to the tax aspects of the investment, the Purchaser will rely upon the advice of the Purchaser’s own tax advisors.

(g)

  The Purchaser can withstand the loss of the Purchaser’s entire investment without suffering serious financial difficulties.

(h)

  The Purchaser is aware that this investment involves a high degree of risk and that it is possible that his/her entire investment will be lost.

(i)

  The Purchaser is a resident of the State set forth below the signature of the Purchaser on the last age of this Agreement.

Company Convertible Securities: All 7% Convertible Preferred Stock Units must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of

 pg. 65

the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10.0%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the

 pg. 66

previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

Notices.  All notices, request, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class, postage prepaid, registered or certified mail, return receipt requested:

(a)

    If to any holder of any of the Shares, addressed to such holder at the holder’s last address appearing on the books of the Company, or

(b)     If to the Company, addressed to the Digital 24, Inc.; 1205 North Jacks Lake Road, Clermont, Florida 34711 or such other address as the Company may specify by written notice to the Purchaser, and such notices or other communications shall for all purposes of this Agreement be treated as being effective on delivery, if delivered personally, or, if sent by mail, on the earlier of actual receipt or the third postal business day after the same has been deposited in a regularly maintained receptacle for the deposit of United States’ mail, addressed and postage prepaid as aforesaid.

 pg. 67

6.

Severability.   If any provision of this Subscription Agreement is determined to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict with such applicable law and shall be deemed modified to conform with such law.  Any provision of this Agreement that may be invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision of this Agreement, and to this extent the provisions of this Agreement shall be severable.

7.

Parties in Interest.   This Agreement shall be binding upon and inure to the benefits of and be enforceable against the parties hereto and their respective successors or assigns, provided, however, that the Purchaser may not assign this Agreement or any rights or benefits hereunder.

8.

Choice of Law.  This Agreement is made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto.

Headings.  Sections and paragraph heading used in this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect the construction of this Agreement.

10.

Execution in Counterparts.   This Agreement may be executed an any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

11.

Survival of Representations and Warranties.  The representations and warranties of the Purchaser in and with respect to this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Shares and payment therefore.

12.

Arbitration: Except as expressly provided in this Subscription Agreement, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Agreement or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Florida for agreements made in and to be performed in the state of Florida. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees

 pg. 68

of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing this Subscription Agreement, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE: SUBSCRIBERS TO THIS OFFERING UNDERSTAND THAT THEY HAVE NOT WAIVED ANY RIGHT THAT THEY MAY HAVE UNDER ANY APPLICABLE FEDERAL SECURITIES LAWS.

13.

THE PARTIES HERBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATON BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

14.

In Connection with any litigation, mediation, arbitration, special proceeding or other proceeding arising out of this Agreement, the prevailing party shall be entitled to recover its litigation-related costs and reasonable attorneys’ fees through and including any appeals and post-judgment proceedings.

15.

In no event shall any party be liable for any incidental, consequential, punitive or special damages by reason of its breach of this Agreement. The liability, if any, of the Company and its Managers, Directors, Officers, Employees, Agents, Representatives, and Employees to the undersigned under this Agreement for claims, costs, damages, and expenses of any nature for which they are or may be legally liable, whether arising in negligence or other tort, contract, or otherwise, shall not exceed, in the aggregate the undersigned’s investment amount.

16.   Additional Information.    The Purchaser realizes that the Shares are offered hereby pursuant to exemptions from registration provided by Regulation A and the Securities Act of 1933. The Shares are being offered ONLY TO RESIDENTS OF THE STATE OF:

•

NEW YORK

 pg. 69

IN WITNESSES WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

Digital 24, Inc.

By: ______________________________________________

Name: ____________________________________________

Title: _____________________________________

PURCHASER:

_____________________________________________

          Signature of Purchaser

_________________________________________________

                    Name of Purchaser

 pg. 70

INVESTOR CONTACT INFORMATION:

Name: _____________________________________________________________

Spouse Name (if applicable): ___________________________________________

Address: ___________________________________________________________

Address Line 2 (if applicable): ___________________________________________

City: _______________________________________________________________

State or Province: ____________________________________________________

Postal Code / Zip Code: ________________________________________________

Country: _____________________________________________________________

Best Phone Number: __________________________________________________

Alternate Phone Number (not required): ____________________________________

Email Address: ________________________________________________________

 pg. 71

PART TWO: INVESTOR QUALIFICATION

(__)  I made $200,000 or more in the last two years and expect to make at least $200,000 this year.

(__) My household income was $300,000 or more in the last two years and it is expected to be at least $300,000 this year.

(__)  I have a net worth either on my own or jointly with my spouse of $1,000,000 or more excluding my home.

(__) None of the above.

Investor Suitability Questionnaire: Choose One Answer for each of the next FIFTEEN Questions:

1.

Income Tax Bracket:

(__) 15% or less

(__) 15-27%

(__) 28% or more

2.

When do you expect to need the funds from your Investments:

(__) Less than one year

(__) 1-3 years

(__) 3-5 years

(__) 6-10 years

(__) 11+ years

 pg. 72

3.

Net Worth (excluding your home):

(__) $1 to $5,000

(__) $5,001 to $10,000

(__) $10,001 to $50,000

(__) $50,000 to $100,000

(__) $100,001 to $500,000

(__) $500,001 to $999,999

(__) $1,000,000 to $5,000,000

(__) Greater than $5M

4.

Annual Income:

(__) Less than $15,000

(__) $15,001 to $25,000

(__) $25,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $150,000

(__) $150,000 to $199,000

(__) $200,000 to $300,000

(__) More than $300,000

 pg. 73

5.

Household Income:

(__) Less than $15K

(__) $15,001 to $25,000

(__) $25,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $150,000

(__) $150,001 to $199,999

(__) $200,000 to $300,000

(__) More than $300,000

6.

Past Private Equity or Private Debt Investments:

(__) None

(__) One Investment

(__) 2-5 Investments

(__) Six or Move Investments

 pg. 74

7.

Employment Status:

(__) Student

(__) Self-Employed

(__) Employed in Same Field Less than Five Years

(__) Employed in Same Field Five Years or More

(__) Retired

(__) Unemployed

8.

Education:

(__) None

(__) GED

(__) High School

(__) College 2 Year

(__) College 4 Year

(__) Masters/PHD

 pg. 75

9.

Annual Expenses:

(__) $50,000 or Less

(__) $50,001 to $100,000

(__) $100,001 to $250,000

(__) $250,001 to $500,000

(__) Over $500,000

10.

Liquid Net Worth:

(__) $1 to $5,000

(__) $5,001 to $10,000

(__) $10,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $500,000

(__) $500,001 to $999,999

(__) $1,000,000 to $5,000,000

(__) Greater than $5,000,000

 pg. 76

11.

Marital Status:

(__) Single

(__) Married

(__) Domestic Partner

(__) Divorced

(__) Widowed

12.

Number of Dependents:

(__) One

(__) Two to Three

(__) Four to Five

(__) Greater than Five

13.

Are you or any of your immediate family employed by or associated with the Securities Industry?

(__) YES

(__) NO

14.

Are you an officer, director or 10% (or more) shareholder in a publicly-owned company?

(__) YES

(__) NO

 pg. 77

 pg. 78